Exhibit 99.1

Citizens South Banking Corporation Announces Engagement of Ernst & Webb, LLC

          GASTONIA, N.C., Dec. 9 /PRNewswire-FirstCall/ -- Kim S. Price, President and Chief Executive Officer of Citizens South Banking Corporation (Nasdaq: CSBC), announced today the engagement of Ernst & Webb, LLC, a financial consulting firm, as the Company’s advisory firm for strategic planning and performance enhancement services.

          Ernst & Webb will manage the business integration opportunities created by the recent acquisition of Trinity Bank.  President Price commented, “Maximizing the performance of the newly combined entity and development of the expanded operating model is paramount in building a successful and profitable business partnership.”  Ernst & Webb, LLC, with offices in Cincinnati, Ohio and Naples, Florida specializes in business integration management.

          This news release contains certain forward-looking statements, which are subject to risks and uncertainties.  A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  The Company’s reports filed from time to time with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2004, describe some of these factors. Forward-looking statements speak only as of the date they are made and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events.

SOURCE  Citizens South Banking Corporation
          -0-                                                  12/09/2005
          /CONTACT:  Kim S. Price, CEO of Citizens South Banking Corporation, +1-704-884-2260, or kim.price@citizenssouth.com/
          /Web site:  http://www.citizenssouth.com /